Exhibit 5.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

October 25, 2007

Protalix BioTherapeutics, Inc.
2 Snunit Street
Science Park
POB 455
Carmiel, Israel

Re:        Protalix BioTherapeutics, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Protalix BioTherapeutics, Inc., a Florida corporation (the ‘‘Company’’), in connection with the preparation and filing with the Securities and Exchange Commission (the ‘‘Commission’’) of a Registration Statement on Form S-3 (the ‘‘Registration Statement’’), relating to the registration by the Company under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), of up to 7,773,292 shares (the ‘‘Shares’’) of its common stock, $.001 par value per share (the ‘‘Common Stock’’) to be offered and sold by the Company. The Registration Statement is being filed pursuant to Rule 462 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s articles of organization and bylaws, both as amended and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares, when authorized, issued, and sold by the Company in the manner described in the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable.

In rendering the opinions expressed above, we have further assumed that (i) the Shares will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ii) the Company will authorize the offering and issuance of the Shares and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (iii) certificates, if required, representing the Shares will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (iv) a sufficient number of shares of Common Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. In rendering the foregoing opinion, we have relied, for matters involving Florida law, solely on the opinion of Shutts & Bowen LLP, Miami, Florida. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP